UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 8, 2007

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                    001-31924               84-0748903
 (State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)               File Number)         Identification No.)

            121 South 13th Street, Suite 201, Lincoln, Nebraska 68508
               (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code: (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On May 8, 2007, Nelnet, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Credit Agreement") for a $750 million unsecured five-year revolving line of credit with JPMorgan Chase Bank, N.A., individually and as Administrative Agent (the "Administrative Agent"), Citibank, N.A., individually and as Syndication Agent (the "Syndication Agent") and the following other participating commercial lending institutions: Bank of America, N.A., Barclays Bank PLC, Credit Suisse Cayman Islands Branch, Deutsche Bank AG New York Branch, Morgan Stanley Bank, Lehman Brothers Bank, FSB, The Royal Bank of Scotland plc, SunTrust Banks, Inc., Societe Generale, Royal Bank of Canada and First National Bank of Omaha. The Credit Agreement amends the agreement for the prior $500 million unsecured line of credit that was previously reported in a Current Report on Form 8-K filed by the Company on August 25, 2005.

        Borrowings by the Company under the Credit Agreement will bear interest at rates that will vary based on market conditions, the Company's credit rating, interest elections by the Company under the Credit Agreement and other factors at the time of the borrowings. The proceeds of any borrowings are to be used for general corporate purposes. The maturity date of the Credit Agreement is May 8, 2012. The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including, but not limited to, certain financial covenants related to maintenance of the Company's consolidated net worth, ratio of adjusted earnings to corporate debt interest, subsidiary indebtedness, and the types of student loans owned by the Company and its consolidated subsidiaries.

        The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

        The Administrative Agent, the Syndication Agent, certain of the other lenders under the Credit Agreement and certain of their respective affiliates have performed and/or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee or other services for the Company and its subsidiaries, for which they have received and/or will receive customary fees and reimbursement of expenses.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The information related to the $750 million unsecured line of credit discussed under Item 1.01 above is hereby incorporated by reference under this
Item 2.03.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits. The following exhibit is filed as part of this report:

        Exhibit No.
                                             Description
        -----------   ----------------------------------------------------------
            10.1      Amended and Restated Credit Agreement dated as of May 8,
                      2007 among Nelnet, Inc., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, Citibank, N.A., individually and as Syndication Agent, and various lender parties thereto.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NELNET, INC.


Date:  May 10, 2007                       By:   /s/ TERRY J. HEIMES
                                               ---------------------------------
                                                  Terry J. Heimes
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


     Exhibit
       No.                  Description
    ---------   --------------------------------------------------------------
       10.1     Amended and Restated Credit Agreement dated as of May 8,
                2007 among Nelnet, Inc., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, Citibank, N.A., individually and as Syndication Agent, and various lender parties thereto.